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                                                                    EXHIBIT 4.12

                       AGREEMENT AS TO REGISTRATION RIGHTS

The Company and the Holder of the Warrant to which this Agreement is attached (this "Agreement") agree as follows:
       ---------

Certain Definitions.
                  As used in this Agreement, the following terms shall have the following respective meanings:

         (a)      "Holder" shall mean any holder of outstanding Registrable
                   ------
                  Securities which have not been sold to the public, but only if such holder is the Holder of the Warrant to which this Agreement is attached or an assignee or transferee of Registration Rights as permitted by Section 9.

         (b)      The terms "Register," "Registered" and "Registration" refer to
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                  a registration effected by preparing and filing a registration statement in compliance with the Securities Act ("Registration Statement"), and the declaration or ordering of the effectiveness of such Registration Statement.

         (c)      "Registrable Securities" shall mean the 110,000 shares of
                   ----------------------
                  Common Stock issued to Dominick & Dominick LLC on September 1, 2001, and the shares of Common Stock issuable upon exercise of the Warrant to which this Agreement is attached, and any Common Stock or other securities issued as a dividend or other distribution with respect to, in exchange for, or in replacement of such Registrable Securities, excluding, in all cases, however, any Registrable Securities transferred by a person in a transaction in which his rights are not assigned in accordance with Section 9.

         (d)      "Registration Expenses" shall mean all expenses incurred by
                   ---------------------
                  the Company in complying with Section 2 of this Agreement, including, without limitation, all federal and state registration, qualification and filing fees, printing expenses, fees and disbursements of counsel for the Company, Blue Sky fees and expenses, and the expense of any special audits incident to or required by any such registration.

         (e)      "SEC" shall mean the Securities and Exchange Commission or any
                   ---
                  other federal agency at the time administering the Securities Act.

         (f)      "Securities Act" shall mean the Securities Act of 1933, as
                   --------------
                  amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         (g)      "Selling Expenses" shall mean all underwriting discounts,
                   ----------------
                  selling commissions and expenses of counsel, if any, of selling shareholders applicable to the sale of Registrable Securities pursuant to this Agreement.

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     1. The Company shall immediately file a Registration Statement, or amend its current Registration Statement, to cover the Registrable Securities. The purpose of this provision is to give the Holder securities that are registered as soon as possible.

     2. Piggyback Registration.
        ----------------------

        2.1.   Notice of Piggyback Registration and Inclusion of Registrable
               -------------------------------------------------------------
               Securities.
               ----------

        Subject to the terms of this Agreement, if at any time or from time to time following the one year anniversary of this Agreement, the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders other than (i) a registration on Form S-8 or other form relating solely to employee stock option or purchase plans; or
(ii) a registration on Form S-4 or other form relating solely to an SEC Rule 145 transaction, then the Company will: (i) promptly give the Holder written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable Blue Sky or other state securities laws) and (ii) include, subject to the terms hereof, in such Registration (and any related registration and/or qualification under Blue Sky laws or other compliance), and in any underwriting (subject to Section 3.1) involved therein, the Registrable Securities specified in a written request delivered to the Company by the Holder within 10 days after delivery of such written notice from the Company.

     3. Underwriting.
        ------------

        3.1.   Notice of Underwriting.
               ----------------------

        If a Registration for which the Company gives notice is for a Registered public offering involving an underwriting, the Company shall so advise the Holder. In such event, the

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right of the Holder to Registration shall be conditioned upon such underwriting and the inclusion of the Holder's Registrable Securities in such underwriting to the extent provided in this Section 3. The Holder, if it intends to distribute its securities through such underwriting, shall (together with the Company and any other shareholder distributing their securities through such underwriting) enter into an underwriting agreement negotiated exclusively by the Company with the Underwriter's Representative for such offering. The Holder shall have no right to participate in the selection of the underwriters for a Registered offering pursuant to this Agreement.

     3.2. Marketing Limitation.
          --------------------

In the event the Underwriter's Representative advises the Holder in writing that market or factors (including, without limitation, the aggregate number of shares of Common Stock requested to be Registered, the general condition of the market, and the status of the persons proposing to sell securities pursuant to the Registration) require a limitation of the number of shares to be underwritten, the Underwriter's Representative (subject to the allocation priority set forth in Section 3.3) may limit (or reduce to zero) the number of shares of Registrable Securities to be included in such Registration and underwriting; provided, however, that any Registrable Securities so excluded shall retain any and all Registration rights set forth in this Agreement.

     3.3. Allocation of Shares.
          --------------------

In the event that the Underwriter's Representative limits the number of shares (other than shares to be issued by the issuer) to be included in a Registration pursuant to Section 3.2, the number of shares to be included in such Registration shall be allocated in the following manner: shares held by persons other than the Company who are not legally entitled to include

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shares in such Registration shall be excluded from such Registration and underwriting to the extent required by such limitation. If a limitation of the number of shares is still required after such exclusion, the number of shares that may be included in the Registration and underwriting by selling shareholders shall be allocated among the Holder and other holders of securities other than Registrable Securities requesting and legally entitled to include shares in such Registration, in proportion, as nearly as practicable, -to the respective amounts of securities (including Registrable Securities) which the Holder and such other holders would otherwise be entitled to include in such Registration. No Registrable Securities or other securities excluded from the underwriting by reason of this Section 3.3 shall be included in the Registration Statement.

     3.4. Withdrawal.
          ----------

If the Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter delivered within three business days following the execution of the definitive underwriting agreement relating to such offering. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such Registration.

     4. Blue Sky.
        ---------

In the event of any Registration of Registrable Securities pursuant to Section 2, the Company will exercise commercially reasonable effort to register and/or qualify the securities covered by the Registration Statement under such other securities or Blue Sky laws of such jurisdictions (not exceeding 20 unless otherwise agreed to by the Company) as shall be reasonably appropriate for the distribution of such securities; provided, however, that (i) the Company shall not be required to qualify to do business or to file a general consent to service of

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process in any such states or jurisdictions; and (ii) notwithstanding anything in this Agreement to the contrary, in the event any jurisdiction in which the securities shall be qualified imposes a non-waivable requirement that expenses incurred in connection with the qualification of the securities be borne by selling shareholders, such expenses shall be payable pro rata by selling shareholders.

     5. Expenses of Registration.
        ------------------------

All Registration Expenses incurred in connection with Registration pursuant to
Section 2 shall be borne by the Company. All Selling Expenses shall be borne by the selling shareholders pro rata on the basis of the number of shares registered.

     6. Registration Procedures.
        -----------------------

The Company will keep the Holder, if its Registrable Securities are included in any Registration pursuant to this Agreement, advised as to the initiation and completion of such Registration. The Company shall: (a) use commercially reasonable efforts to keep such Registration effective for a period of 180 days or until the Holder has completed the distribution described in the Registration Statement relating thereto, whichever first occurs; and (b) furnish such number of prospectuses (including preliminary prospectuses) and other documents as the Holder from time to time reasonably may request.

     7. Information Furnished by Holder.
        -------------------------------

It shall be a condition precedent of the Company's obligations under this Agreement to include the Holder's Registrable Securities in any registration that the Holder

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timely furnish to the Company such information regarding the Holder and the plan of distribution proposed by the Holder as the Company may reasonably request.

    8.   Indemnification.
         ---------------

         8.1. Company's Indemnification of Holder.
              -----------------------------------

         To the extent permitted by law, the Company shall indemnify the Holder, each of its officers, directors and constituent partners, and each person controlling the Holder, with respect to which Registration, qualification or compliance of Registrable Securities has been effected pursuant to this Agreement against all claims, losses, damages or liabilities (or actions in respect thereof) to the extent such claims, losses, damages or liabilities arise out of or are based upon any untrue statement (or alleged untrue statements) of a material fact contained in any prospectus or other document (including any related Registration Statement) incident to any such Registration, qualification or compliance, or are based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such Registration, qualification or compliance; and the Company will reimburse the Holder, and each person who controls the Holder, for any legal and any other expenses reasonably incurred (and at the time incurred) in connection with investigation or defending any such claim, loss, damage, liability or action; provided, however, that the indemnity contained in this Section 8 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if settlement is effected without the written consent of the Company (which consent shall not unreasonably be withheld); and provided,

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further, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based upon any untrue statement or omission based upon written information furnished to the Company by such Holder, officer, director, partner, counsel or controlling person for use in connection with the offering of securities of the Company.

         8.2. Holder's Indemnification of Company.
              -----------------------------------

         To the extent permitted by law, the Holder shall, if Registrable Securities held by the Holder are included in the securities as to which such Registration, qualification or compliance is being effected pursuant to this Agreement, indemnify the Company, each of its directors, officers and employees, each legal counsel and independent accountant of the Company, each underwriter, if any, of the Company's securities covered by such a Registration Statement, each person who controls the Company or such underwriter within the meaning of the Securities Act, and each other such selling shareholder, each of its officers, directors and constituent partners and each person controlling such other shareholder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Holder of any rule or regulation promulgated under the Securities Act applicable to the Holder and relating to action or inaction required of the Holder in connection with any such Registration, qualification or compliance; and will reimburse the Company, such shareholders, such directors, officers and employees, partners, persons, law and accounting firms, underwriters and control persons for any

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legal and any other expenses reasonably incurred with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by the Holder, or an officer, director, constituent partner, counsel or controlling persons of such Holder, for use in connection with the Registration and offering of securities of the Company.

     8.3. Indemnification Procedure.
          -------------------------

     Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this
Section 8, notify the indemnifying party in writing of the commencement thereof and generally summarize such action. The indemnifying party shall have the right to participate in and to assume the defense of such claim; provided, however, that the indemnifying party shall be entitled to select counsel for the defense of such claim with the approval of any parties entitled to indemnification, which approval shall not be unreasonably withheld; provided further, however, that if either party reasonably determines that there may be a conflict between the position of the Company and the Holder in conducting the defense of such action, suit or proceeding by reason of recognized claims for indemnity under this Section 8, then counsel for such party shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interest of such party. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to the ability of the indemnifying party to defend such action, shall relieve such

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indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under this Section 8.

     9. Transfer of Rights.
        ------------------

     The rights to cause the Company to register its securities granted to the Holder by the Company in this Agreement may not be assigned by the Holder without the prior written consent of the Company, except that Dominick & Dominick LLC may assign its rights hereunder to an affiliate as defined in the Securities Act.

     10. Governing Law.
         -------------

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York as applied to contracts entered into by New York residents and to be performed entirely within said state and without reference to conflict of laws principles, other than Section 5-1401 of the General Obligations Law of New York.

     11. Amendment of Agreement.
         ----------------------

     Any provision of this Agreement may be amended only by written instrument signed by the Company and the Holder.

     12. Notice.
         ------

     Any notice provided under this Agreement shall be given in accordance with the provision for notices set forth in the Warrant to which this Agreement is attached.

                                           One Voice Technologies, Inc.

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                       By:        /s/ Kevin Murphy
                              ----------------------------------
                               Kevin Murphy
                               Senior Managing Director

                       Dominick & Dominick LLC

                       By:        /s/ Dean Weber
                              ----------------------------------
                               Dean Weber
                               Chairman, President and Chief
                               Executive Officer

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